EXHIBIT 23.1
                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               888 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10106
                                   ----------
                              TEL: (212) 757-8400
                              FAX: (212) 757-6124



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement of UTG Communications International, Inc. and Subsidiaries on Form SB-2 of our report dated July 11, 2000 appearing in the Annual Report on Form 10-KSB filed on July 14, 2000 of UTG Communications International, Inc. and Subsidiaries for the years ended March 31, 2000 and 1999.



                                    /s/ MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                    --------------------------------------------
                                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                    Certified Public Accountants


New York, New York
February 27, 2001